Exhibit 31.1

          Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
                       Section 302 of The Sarbanes-Oxley Act of 2002

I, Jeffrey R. Nieder the Chief Executive  Officer of Centennial  Specialty Foods
Corporation (the "Company"), certify that:

1. I have reviewed this quarterly report on Form 10-QSB of the Company;

2. Based on my  knowledge,  this  quarterly  report  does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based  on my  knowledge,  the  financial  statements,  and  other  financial information  included in this quarterly  report,  fairly present in all material respects the financial  condition,  results of operations  and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

Date:  December 12, 2003
                                          /s/   Jeffrey R. Nieder
                                          Jeffrey R. Nieder
                                          Chief Executive Officer